UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 5, 2011

LiveDeal, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2490 East Sunset Road, Suite 100, Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip code)

(702) 654-9646
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Term Sheet for $1,500,000 Equity Investment

On July 5, 2011, LiveDeal, Inc. (the “Company”) received an executed term sheet from a prospective investor based in Japan (“Investor”), setting forth certain terms and conditions of a proposed $1,500,000 investment in the Company. The term sheet, which is legally non-binding, provides that Investor and certain co-investors would purchase an aggregate of 600,000 newly issued shares of the Company’s common stock at a purchase price of $2.50 per share. Investor and its co-investors would also be entitled to appoint up to five members of the Company’s board of directors, who could be current directors or new appointees, subject to applicable rules and regulations of the Securities and Exchange Commission and The Nasdaq Stock Market.

The proposed investment transaction is subject to certain conditions, including the completion of Investor's due diligence review of the Company, the parties’ execution and delivery of a definitive stock purchase agreement, and the approval of the Company’s stockholders. Unless and until a definitive stock purchase agreement is executed and stockholder approval is obtained, Investor will not be obligated to consummate the proposed investment.

Submission of NASDAQ Compliance Plan

As previously disclosed, on May 18, 2011, the Company received a letter from Nasdaq’s Listing Qualifications Department informing the Company of its failure to comply with Nasdaq Listing Rule 5550(b)(1), which requires the Company to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing on the Nasdaq Capital Market.  As of March 31, 2011, the Company had stockholders’ equity of $2,124,183, as reported in the Quarterly Report on Form 10-Q filed by the Company on May 16, 2011.

In accordance with Listing Rule 5810(c)(2)(C), the Company was given a 45-day period (until July 5, 2011) to provide the Nasdaq staff with a specific plan to achieve and sustain compliance with all of the Nasdaq Capital Market listing requirements, including a time frame for the completion of the plan.  On July 5, 2011, the Company submitted its compliance plan and supporting documentation.

After the Nasdaq staff reviews the Company’s compliance plan, the staff will provide the Company with written notice of its decision.  If the Nasdaq staff rejects the Company’s compliance plan, the Company will have the opportunity to appeal any resulting delisting determination or public reprimand letter to a Nasdaq hearings panel.  During the review period described above, including any extension thereof, and the pendency of an appeal (if any), the Company’s common stock will continue to be traded on the Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEDEAL, INC.

Date: July 11, 2011	/s/ Lawrence W. Tomsic
Lawrence W. Tomsic
Chief Financial Officer